Exhibit 99.1

Travelzoo 590 Madison Avenue 37th Floor New York, NY 10022 Media Contact: Christie McConnell +1 (212) 484-4912 cmcconnell@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Second Quarter 2011 Results

NEW YORK, July 21, 2011 -- Travelzoo Inc. (NASDAQ: TZOO):

•         Revenue of $37.6 million, up 34% year-over-year

•         Operating profit of $7.6 million, up 29% year-over-year

•         Net income of $4.9 million, up 51% year-over-year

•         Earnings per share of $0.30, compared to $0.20 in the prior year period

Travelzoo Inc., a global Internet media company, today announced financial results for the second quarter ended June 30, 2011, with revenue of $37.6 million, an increase of 34% year-over-year.  Operating profit was $7.6 million, up 29% year-over-year.  Net income was $4.9 million, with diluted net income per share (EPS) of $0.30, up from $0.20 in the prior-year period.

“We achieved record revenues and our fastest growth rate in 4 years.  We accelerated our investment in future growth, adding 27 new Local Deals markets, 800,000 new subscribers and we grew our headcount faster than in any prior quarter,” said Chris Loughlin, CEO of Travelzoo.  “We also ran a television advertising test, which negatively impacted earnings per share by approximately $0.07.  We are pleased with our accelerated growth rate and confident that our investments will fuel future growth.”

North America

North America business segment revenue grew 25% year-over-year to $27.7 million.  Operating profit was $6.5 million, or 24% of revenue, down from $6.7 million, or 30% of revenue, in the prior-year period.

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Europe

            Europe business segment revenue grew 67% year-over-year to $10.0 million.  In local currency terms, revenue grew 53% year-over-year.  Operating profit was $1.1 million, compared to an operating loss of $808,000 in the prior-year period.

Subscribers

            Travelzoo had a total unduplicated number of newsletter subscribers in North America and Europe of 20.7 million as of June 30, 2011, up 13% from June 30, 2010, and up 4% from March 31, 2011.  In North America, total unduplicated number of subscribers was 15.3 million as of June 30, 2011, up 9% from June 30, 2010 and up 3% from March 31, 2011. In Europe, total unduplicated number of subscribers was 5.5 million as of June 30, 2011, up 29% from June 30, 2010 and up 7% from March 31, 2011.

Asset Management

            During the second quarter, Travelzoo used $11.2 million of cash for operating activities.  Accounts receivable decreased by $473,000 quarter-over-quarter and increased by $2.4 million over the prior-year period to $15.9 million.  Accounts payable increased by $2.1 million quarter-over-quarter and increased by $9.3 million over the prior-year period to $15.7 million.  Capital expenditures were $356,000, down from $699,000 in the prior quarter and up from $355,000 in the prior-year period.  Travelzoo exited the second quarter with $40.1 million in cash and cash equivalents.

Conference Call

            Travelzoo will host a conference call to discuss second quarter results at 11:00 a.m. ET today.  Please visit http://www.travelzoo.com/earnings to

•         download the management presentation (PDF format) to be discussed in the conference call;

•         access the webcast.

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About Travelzoo

Travelzoo Inc. is a global Internet media company.  With more than 23 million subscribers in North America, Europe, and Asia Pacific and 23 offices worldwide, Travelzoo® publishes deals from more than 2,000 travel and entertainment companies.  Travelzoo’s deal experts review offers to find the best deals and confirm their true value.  In Asia Pacific, Travelzoo is independently owned and operated by Travelzoo (Asia) Ltd. and Travelzoo Japan K.K. under a license agreement with Travelzoo Inc.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts.  When used in this press release, the words “expect,” “predict,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “seek” and similar expressions are generally intended to identify forward-looking statements.  Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions, and other factors discussed in our filings with the SEC.  We cannot guarantee any future levels of activity, performance or achievements.  Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.  Travelzoo and Top 20 are registered trademarks of Travelzoo Inc.  All other company and product names mentioned are trademarks of their respective owners.

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Travelzoo Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
	---------	---------	---------	---------
Revenues	$ 37,565	$ 28,106	$ 74,525	$ 56,624
Cost of revenues	2,499	1,616	4,918	3,270
	---------	---------	---------	---------
Gross profit	35,066	26,490	69,607	53,354
Operating expenses:
Sales and marketing	19,137	14,049	35,291	29,041
General and administrative	8,301	6,505	16,695	13,217
Settlement with State of Delaware	-	-	20,000	-
	---------	---------	---------	---------
Total operating expenses	27,438	20,554	71,986	42,258
	---------	---------	---------	---------
Income (loss) from operations	7,628	5,936	(2,379)	11,096
Other income and expense:
Interest income and other income	43	45	75	87
Gain (loss) on foreign currency	(1)	-	29	(209)
	---------	---------	---------	---------
Income (loss) before income taxes	7,670	5,981	(2,275)	10,974
Income taxes	2,752	2,734	6,762	5,253
	---------	---------	---------	---------
Net income (loss)	$ 4,918	$ 3,247	$ (9,037)	$ 5,721
	=========	=========	=========	=========

Basic net income (loss) per share	$ 0.30	$ 0.20	$ (0.55)	$ 0.35
Diluted net income (loss) per share	$ 0.30	$ 0.20	$ (0.55)	$ 0.35

Shares used in computing basic net income (loss)per share	16,462	16,444	16,456	16,444
Shares used in computing diluted net income (loss)per share	16,585	16,453	16,456	16,452

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Travelzoo Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30,	December 31,
	2011	2010
	----------	----------
ASSETS
Cash and cash equivalents	$ 40,086	$ 41,184
Accounts receivable, net	15,936	13,290
Income taxes receivable	2,922	264
Deposits	206	129
Prepaid expenses and other current assets	1,625	1,489
Deferred tax assets	1,411	1,411
	----------	----------
Total current assets	62,186	57,767
	----------	----------
Deposits, less current portion	869	279
Deferred tax assets, less current portion	349	349
Restricted cash	3,126	3,124
Property and equipment, net	3,374	3,425
Intangible assets, net	881	1,058
	----------	----------
Total assets	$ 70,785	$ 66,002
	==========	==========
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	15,665	9,931
Accrued expenses	13,384	6,080
Deferred revenue	1,441	1,325
Deferred rent	212	218
Income tax payable	146	650
	----------	----------
Total current liabilities	30,848	18,204
	----------	----------
Deferred tax liabilities	160	-
Long-term tax liabilities	1,478	1,449
Deferred rent, less current portion	560	460

Common stock	165	164
Additional paid-in capital	7,281	6,598
Accumulated other comprehensive loss	(835)	(1,038)
Retained earnings	31,128	40,165
	----------	----------
Total stockholders' equity	37,739	45,889
	----------	----------
Total liabilities and
stockholders' equity	$ 70,785	$ 66,002
	==========	==========

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Travelzoo Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
	---------	---------	---------	---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 4,918	$ 3,247	$ (9,037)	$ 5,721
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	666	585	1,309	1,147
Deferred income taxes	74	-	160	-
Stock-based compensation	187	187	375	375
Provision for losses on accounts receivable	24	(40)	43	(1)
Tax benefit of stock option exercises	-	-	(268)	-
Net foreign currency effects	1	-	(29)	209
Changes in operating assets and liabilities:
Accounts receivable	462	(247)	(2,456)	(2,568)
Deposits	(99)	(77)	(660)	(85)
Income tax receivable	(2,654)	(797)	(2,390)	5,264
Prepaid expenses and other current assets	(309)	(169)	(117)	(40)
Accounts payable	2,164	(308)	5,600	(269)
Accrued settlement with State of Delaware	(20,000)	-	-	-
Accrued expenses	3,752	400	7,185	1,657
Deferred revenue	78	(192)	98	220
Deferred rent	82	1	95	34
Income tax payable	(607)	(326)	(519)	357
Other non-current liabilities	14	17	29	28
	---------	---------	---------	---------
Net cash provided by (used in) operating activities	(11,247)	2,281	(582)	12,049
	---------	---------	---------	---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(356)	(355)	(1,056)	(751)
	---------	---------	---------	---------
Net cash used in investing activities	(356)	(355)	(1,056)	(751)
	---------	---------	---------	---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	-	-	40	-
Tax benefit of stock option exercises	-	-	268	-
Proceeds from sale of Asia Pacific business segment	-	-	-	1,073
	---------	---------	---------	---------
Net cash provided by financing activities	-	-	308	1,073
	---------	---------	---------	---------
Effect of exchange rate on cash and cash equivalents	(9)	(176)	232	(272)
	---------	---------	---------	---------
Net increase (decrease) in cash and cash equivalents	(11,612)	1,750	(1,098)	12,099
Cash and cash equivalents at beginning of period	51,698	30,125	41,184	19,776
	---------	---------	---------	---------
Cash and cash equivalents at end of period	40,086	31,875	40,086	31,875
	=========	=========	=========	=========
Supplemental disclosure of cash flow information:
Cash paid (received) for income taxes, net	$ 5,918	$ 3,857	$ 9,476	$ (368)
	---------	---------	---------	---------

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Travelzoo Inc.
Segment Information
(Unaudited)
(In thousands)

Three months ended June 30, 2011	North America	Europe	Other	Elimination	Consolidated
	--------	--------	---------	-----------	------------
Revenue from unaffiliated customers	$ 27,588	$ 9,977	$ -	$ -	$ 37,565
Intersegment revenue	112	57	-	(169)	-
	--------	--------	---------	-----------	-----------
Total net revenues	27,700	10,034	-	(169)	37,565
	--------	--------	---------	-----------	-----------
Operating income (loss)	$ 6,542	$ 1,086	$ -	$ -	$ 7,628
	--------	--------	---------	-----------	-----------

Three months ended June 30, 2010	North America	Europe	Other	Elimination	Consolidated
	--------	---------	---------	-----------	------------
Revenue from unaffiliated customers	$ 22,153	$ 5,953	$ -	$ -	$ 28,106
Intersegment revenue	42	55	-	(97)	-
	--------	---------	---------	-----------	-----------
Total net revenues	22,195	6,008	-	(97)	28,106
	--------	---------	---------	-----------	-----------
Operating income (loss)	$ 6,743	$ (808)	$ -	$ 1	$ 5,936
	--------	---------	---------	-----------	-----------

Six months ended June 30, 2011	North America	Europe	Other(a)	Elimination	Consolidated
	--------	--------	---------	-----------	------------
Revenue from unaffiliated customers	$ 55,105	$19,420	$ -	$ -	$ 74,525
Intersegment revenue	213	61	-	(274)	-
	--------	--------	---------	-----------	-----------
Total net revenues	55,318	19,481	-	(274)	74,525
	--------	--------	---------	-----------	-----------
Operating income (loss)	$ 15,794	$ 1,827	$(20,000)	$ -	$ (2,379)
	--------	--------	---------	-----------	-----------

Six months ended June 30, 2010	North America	Europe	Other	Elimination	Consolidated
	--------	--------	---------	-----------	------------
Revenue from unaffiliated customers	$ 44,520	$12,104	$ -	$ -	$ 56,624
Intersegment revenue	71	65	-	(136)	-
	--------	--------	---------	-----------	-----------
Total net revenues	44,591	12,169	-	(136)	56,624
	--------	--------	---------	-----------	-----------
Operating income (loss)	$ 12,853	$(1,758)	$ -	$ 1	$ 11,096
	--------	--------	---------	-----------	-----------

(a) Amount represents settlement of State of Delaware unclaimed property review

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